M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Ilene Jablonski
	Executive Vice President	Vice President of Marketing
	and Chief Financial Officer	Mack-Cali Realty Corporation
	Mack-Cali Realty Corporation	(732) 590-1000
(732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey—July 26, 2012—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2012.

Recent highlights include:

-	Reported funds from operations of $0.62 per diluted share;

-	Reported net income of $0.11 per diluted share;

-	Signed ground lease with Wegmans Food Markets for site in Hanover Township, New Jersey;

-	Completed sale of $300 million face amount of senior unsecured notes;

-	Redeemed early $121.0 million principal amount of senior unsecured notes; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2012 amounted to $62.1 million, or $0.62 per share.  For the six months ended June 30, 2012, FFO available to common shareholders equaled $136.6 million, or $1.36 per share.

Net income available to common shareholders for the second quarter 2012 equaled $10.1 million, or $0.11 per share.  For the six months ended June 30, 2012, net income available to common shareholders amounted to $35.9 million, or $0.41 per share.

Total revenues for the second quarter 2012 were $178.5 million.  For the six months ended June 30, 2012, total revenues amounted to $361.4 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,819,278 shares of common stock, and 12,177,122 common operating partnership units outstanding as of June 30, 2012.  The Company had a total of 99,996,400 common shares/common units outstanding at June 30, 2012.

As of June 30, 2012, the Company had total indebtedness of approximately $1.9 billion, with a weighted average annual interest rate of 6.32 percent.

The Company had a debt-to-undepreciated assets ratio of 33.9 percent at June 30, 2012.  The Company had an interest coverage ratio of 3.0 times for the quarter ended June 30, 2012.

In July, the Company entered into a ground lease with Wegmans Food Markets, Inc. at its undeveloped site located at Sylvan Way and Ridgedale Avenue in Hanover Township, New Jersey.  Subject to receiving all necessary governmental approvals, Wegmans intends to construct a store of approximately 140,000 square feet on a finished “pad” to be delivered by Mack-Cali.

"Mack-Cali’s well-leased portfolio and strong balance sheet continue to position the Company as an industry leader," commented Mitchell E. Hersh, president and chief executive officer. "I'm pleased that despite the continuing challenges in our economy, Mack-Cali outperforms most of the markets in which we do business."

FINANCING ACTIVITY

On April 19, 2012, the Company completed the sale of $300 million face amount of 4.50 percent senior unsecured notes due April 18, 2022 with interest payable semi-annually in arrears.  The net proceeds from the issuance of $296.8 million, after underwriting discount and offering expenses, were used primarily to repay outstanding borrowings under the Company’s unsecured revolving credit facility.

On May 25, 2012, the Company redeemed $94.9 million principal amount of its 6.15 percent senior unsecured notes due December 15, 2012 and $26.1 million principal amount of its 5.82 percent senior unsecured notes due March 15, 2013.  The Company funded the redemption price, including accrued and unpaid interest, of approximately $127.9 million from borrowing on its unsecured revolving credit facility, as well as cash on hand.  In connection with the redemption, the Company recorded approximately $4.4 million as a loss from early extinguishment of debt.

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the second quarter 2012, which was paid on July 13, 2012 to shareholders of record as of July 5, 2012.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 87.6 percent leased at June 30, 2012, as compared to 87.9 percent leased at March 31, 2012.

For the quarter ended June 30, 2012, the Company executed 139 leases at its consolidated in-service portfolio totaling 938,873 square feet, consisting of 673,464 square feet of office space and 265,409 square feet of office/flex space.  Of these totals, 338,017 square feet were for new leases and 600,856 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of Mitsubishi UFJ Financial Group, signed an expansion lease for 100,274 square feet at Harborside Financial Center Plaza 3 in Jersey City giving Bank of Tokyo-Mitsubishi a total of 261,957 square feet at the building.

-
Also at Harborside Financial Center Plaza 3, Fidelity Brokerage Services, LLC, a brokerage services firm, signed a new lease for 16,130 square feet. The 725,600 square-foot office building is 97.3 percent leased.

-
M.D. On-Line, Inc., a provider of electronic data interchange (EDI) solutions, signed a new lease for 33,196 square feet at 6 Century Drive in Mack-Cali Business Campus in Parsippany, relocating and expanding from 9,867 square feet at another building in the Campus.  The 100,036 square-foot office building is 58 percent leased.

-
Enercon Services, Inc., a provider of professional services to private, public, and government sector clients that help address energy and environmental needs, signed a new lease for 25,768 square feet at 4 Campus Drive in Parsippany. The 147,475 square-foot office building, located in Mack-Cali Business Campus, is 77.9 percent leased.

-
Cover-All Technologies, Inc., developer of software solutions for the property and casualty insurance industry, signed a new lease for 23,412 square feet at 412 Mt. Kemble Avenue in Morris Township.  The 475,100 square-foot office building is 64.4 percent leased.

-
PBF Holding Company LLC, a petroleum refinery operator, signed an expansion lease for 15,242 square feet at One Sylvan Way in Parsippany.  The 150,557 square-foot office building, located in Mack-Cali Business Campus, is 96 percent leased.

CENTRAL NEW JERSEY:

-
Xoriant Corporation, a product development and engineering and product consulting services company, signed a new lease for 17,634 square feet at 343 Thornall Street in Edison.  The 195,709 square-foot office building is 89.5 percent leased.

-
Volt Information Sciences, Inc., a provider of global infrastructure solutions in technology, information services and staffing acquisitions, signed a new lease for 14,760 square feet at 14 Commerce Drive in Cranford.  The 67,189 square-foot office building, located in Cranford Business Park, is 85.2 percent leased.

-
Paragon Solutions, Inc., an advisory consulting and systems integration firm, signed lease renewals totaling 17,565 square feet at 25 Commerce Drive in Cranford.  The 67,749 square-foot office building, located in Cranford Business Park, is 86.8 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Bunge Management Services, Inc. and Bunge Limited, international agribusiness and food companies, signed a lease renewal of 66,303 square feet at 50 Main Street in White Plains.  The 309,000 square-foot office building, located in Westchester Financial Center, is 85.4 percent leased.

-
MyPublisher, Inc., a provider of custom photo book software and printing, signed a new lease for 40,032 square feet at 8 Westchester Plaza in Elmsford.  The 67,200 square-foot office/flex building, located in Cross Westchester Executive Park, is 100 percent leased.

SUBURBAN PHILADELPHIA:

-
Sterling Medical Services LLC, a medical supply distributor and subsidiary of McKesson Corporation, signed a lease renewal for the entire 48,600 square-foot office/flex building located at 2 Twosome Drive in Moorestown West Corporate Center in Moorestown, New Jersey.

-
Sussex Wine Merchants, a wine distributor, signed a lease renewal of 19,075 square feet at 50 Twosome Drive in Moorestown, New Jersey.  The 34,075 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

-
Campbell Campbell Edwards & Conroy P.C., a law firm, signed a new lease for 13,185 square feet at Two Westlakes, located at 1205 Westlakes Drive in Berwyn, Pennsylvania.  The 130,265 square-foot office building, located in Westlakes Corporate Park, is 99.1 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2012 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.12.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2012, as follows:

Full Year
2012 Range
Net income available to common shareholders	$0.58 - $0.68
Add: Real estate-related depreciation and amortization	1.96
Deduct: Realized (gains) losses and unrealized losses on disposition of rental properties, net	(0.02)
Funds from operations available to common shareholders	$2.52 - $2.62

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 26, 2012 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4798226

The live conference call is also accessible by calling (719) 457-2647 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 26, 2012 through August 2, 2012.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 3027408.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2012 Form 10-Q:
http://www.mack-cali.com/file-uploads/2nd.quarter.10q.12.pdf

Second Quarter 2012 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.12.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.    FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 277 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Revenues	2012	2011	2012	2011
Base rents	$148,618	$147,992	$297,285	$295,703
Escalations and recoveries from tenants	20,787	23,748	40,937	50,928
Construction services	4,603	2,826	8,066	6,625
Real estate services	1,113	1,152	2,321	2,384
Other income	3,341	3,450	12,833	7,741
Total revenues	178,462	179,168	361,442	363,381

Expenses
Real estate taxes	24,900	24,133	47,803	48,928
Utilities	14,444	16,657	30,546	36,399
Operating services	27,845	28,267	54,449	58,613
Direct construction costs	4,337	2,784	7,615	6,366
General and administrative	11,898	9,209	22,705	17,832
Depreciation and amortization	47,991	47,846	95,813	95,553
Total expenses	131,415	128,896	258,931	263,691
Operating income	47,047	50,272	102,511	99,690

Other (Expense) Income
Interest expense	(31,645)	(30,916)	(62,274)	(61,808)
Interest and other investment income	7	10	20	20
Equity in earnings (loss) of unconsolidated joint ventures	1,733	736	2,333	635
Loss from early extinguishment of debt	(4,415)	--	(4,415)	--
Total other (expense) income	(34,320)	(30,170)	(64,336)	(61,153)
Income from continuing operations	12,727	20,102	38,175	38,537
Discontinued Operations:
Income (loss) from discontinued operations	318	189	125	329
Realized gains (losses) and unrealized losses on disposition of rental property, net	(1,634)	--	2,378	--
Total discontinued operations, net	(1,316)	189	2,503	329
Net income	11,411	20,291	40,678	38,866
Noncontrolling interest in consolidated joint ventures	92	102	171	212
Noncontrolling interest in Operating Partnership	(1,562)	(2,536)	(4,675)	(4,973)
Noncontrolling interest in discontinued operations	160	(24)	(306)	(43)
Preferred stock dividends	--	(500)	--	(1,000)
Net income available to common shareholders	$10,101	$17,333	$35,868	$33,062

PER SHARE DATA:

Basic earnings per common share	$0.11	$0.20	$0.41	$0.39

Diluted earnings per common share	$0.11	$0.20	$0.41	$0.39

Basic weighted average shares outstanding	87,817	86,936	87,808	84,953

Diluted weighted average shares outstanding	100,069	99,887	100,065	97,963

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income available to common shareholders	$10,101	$17,333	$35,868	$33,062
Add: Noncontrolling interest in Operating Partnership	1,562	2,536	4,675	4,973
Noncontrolling interest in discontinued operations	(160)	24	306	43
Real estate-related depreciation and amortization on continuing operations (1)	48,925	48,816	97,655	97,490
Real estate-related depreciation and amortization on discontinued operations	13	422	428	863
Deduct: Discontinued operations – Realized (gains) losses and unrealized losses on disposition of rental property, net	1,634	--	(2,378)	--
Funds from operations available to common shareholders (2)	$62,075	$69,131	$136,554	$136,431

Diluted weighted average shares/units outstanding (3)	100,069	99,887	100,065	97,963

Funds from operations per share/unit – diluted	$0.62	$0.69	$1.36	$1.39

Dividends declared per common share	$0.45	$0.45	$0.90	$0.90

Dividend payout ratio:
Funds from operations-diluted	72.55%	65.02%	65.95%	64.62%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$4,495	$4,664	$10,321	$8,258
Tenant improvements and leasing commissions (4)	$11,545	$10,285	$21,095	$19,442
Straight-line rent adjustments (5)	$1,807	$2,575	$3,180	$4,791
Amortization of (above)/below market lease intangibles, net	$299	$348	$705	$557

(1)
Includes the Company’s share from unconsolidated joint ventures of $996 and $1,083 for the quarters ended June 30, 2012 and 2011, respectively, and $1,989 and $2,168 for the six months ended June 30, 2012 and 2011, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,183 and 12,840 shares for the quarters ended June 30, 2012 and 2011, respectively, and 12,188 and 12,896 for the six months ended June 30, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $17 and $45 for the quarters ended June 30, 2012 and 2011, respectively, and $34 and $109 for the six months ended June 30, 2012 and 2011, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
 (amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income available to common shareholders	$0.11	$0.20	$0.41	$0.39
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.49	0.49	0.98	1.00
Real estate-related depreciation and amortization on discontinued operations	--	--	--	0.01
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	0.02	--	(0.02)	--
Noncontrolling interest/rounding adjustment	--	--	(0.01)	(0.01)
Funds from operations available to common shareholders (2)	$0.62	$0.69	$1.36	$1.39

Diluted weighted average shares/units outstanding (3)	100,069	99,887	100,065	97,963

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarters ended June 30, 2012 and 2011, respectively, and $0.02 and $0.02 for the six months ended June 30, 2012 and 2011, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,183 and 12,840 shares for the quarters ended June 30, 2012 and 2011, respectively, and 12,188 and 12,896 for the six months ended June 30, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
	2012	2011
Assets
Rental property
Land and leasehold interests	$765,646	$773,026
Buildings and improvements	3,977,332	4,001,943
Tenant improvements	466,711	500,336
Furniture, fixtures and equipment	3,106	4,465
	5,212,795	5,279,770
Less - accumulated deprec. & amort.	(1,416,190)	(1,409,163)
	3,796,605	3,870,607
Rental property held for sale, net	22,404	--
Net investment in rental property	3,819,009	3,870,607
Cash and cash equivalents	19,303	20,496
Investments in unconsolidated joint ventures	64,359	32,015
Unbilled rents receivable, net	135,856	134,301
Deferred charges and other assets, net	201,919	210,470
Restricted cash	20,818	20,716
Accounts receivable, net	8,943	7,154

Total assets	$4,270,207	$4,295,759

Liabilities and Equity
Senior unsecured notes	$1,198,294	$1,119,267
Revolving credit facility	10,000	55,500
Mortgages, loans payable and other obligations	721,302	739,448
Dividends and distributions payable	44,999	44,999
Accounts payable, accrued expenses and other liabilities	109,220	100,480
Rents received in advance and security deposits	53,220	53,019
Accrued interest payable	26,895	29,046
Total liabilities	2,163,930	2,141,759
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,819,278 and 87,799,479 shares outstanding	878	878
Additional paid-in capital	2,538,042	2,536,184
Dividends in excess of net earnings	(690,664)	(647,498)
Total Mack-Cali Realty Corporation stockholders’ equity	1,848,256	1,889,564

Noncontrolling interests in subsidiaries:
Operating Partnership	256,281	262,499
Consolidated joint ventures	1,740	1,937
Total noncontrolling interests in subsidiaries	258,021	264,436

Total equity	2,106,277	2,154,000

Total liabilities and equity	$4,270,207	$4,295,759